UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance-Based Stock Option Awards

On June 5, 2015, the Board of Directors of Diplomat Pharmacy, Inc. (the “Company”) approved a form of Stock Option Award Agreement (Performance-Based) (the “Option Award Agreement”) for options to be issued from time to time under the Company’s 2014 Omnibus Incentive Plan.  Under the terms of the Option Award Agreement, the Company may issue options to purchase a number of shares of common stock of the Company (the “Initial Option Shares”) which will be earned or forfeited based upon the Company’s performance relative to specified revenue and Adjusted EBITDA goals for the applicable year.  The earned options, if any, will vest in four annual installments, with the first installment vesting upon Audit Committee confirmation of the satisfaction of the applicable performance goals, and the remaining installments vesting annually thereafter.  The Option Award Agreement contains provisions regarding vesting, the ability to exercise vested options, and termination in the case of change in control events.  The Option Award Agreement also provides for termination of the award in certain cases of employment termination.  In addition, the Option Award includes a clawback provision that provides for the Company’s option to seek forfeiture of outstanding option awards (and proceeds from prior option exercises) for violations of certain agreements with the Company or future compensation recovery policies.  The Form of Stock Option Award Agreement (Performance-Based) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On June 5, 2015, the Company’s Board of Directors approved the issuance of performance-based option awards to certain employees, including each of the Company’s named executive officers in the following amounts:  Philip Hagerman, 154,392 Initial Option Shares; Sean Whelan, 27,019 Initial Option Shares; Gary Kadlec, 28,563 Initial Option Shares; Jeffrey Rowe, 16,057 Initial Option Shares; and Atheer Kaddis, 15,686 Initial Option Shares.  For 2015 option awards, the revenue and Adjusted EBTIDA performance goals represent 30% and 70%, respectively, of the target award.  Participants can earn 90% to 100% of each award component based on satisfying 90% to 100%, respectively, of such annual performance goal, with linear increases in between such range.

Annual Bonus Plan

On June 5, 2015, the Company’s Board of Directors approved the Diplomat Pharmacy, Inc. Annual Performance Bonus Plan (the “Bonus Plan”).  The Bonus Plan provides for annual incentive payments to the Company’s executive officers and certain other eligible key employees as determined by the Company’s chief executive officer.  The target bonus is based upon a specified percentage of the participant’s annual base salary.  The Bonus Plan specifies rights regarding pro rata bonuses or termination of such bonus upon hiring, promotion, employment termination or change in control events.  In addition, the Bonus Plan includes a clawback provision that provides for the Company’s option to seek reimbursement of up to three years of bonus payments in the event of a restatement of the Company’s financial statements due to error or misconduct, to the extent permitted by governing law, having the effect of reducing the earned bonus thereunder.  A copy of the Bonus Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

For executive officers, the Bonus Plan is based on the achievement of revenue, Adjusted EBITDA, and individual annual performance goals.  In 2015, such components represent 30%, 60% and 10%, respectively, of the target bonus.  Executive officers can earn up to 110% of the target bonus for each component in 2015.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on June 5, 2015, shareholders elected the two Class I director nominees for three-year terms, ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, and approved (on an advisory basis) the Company’s named executive officer compensation.  On Proposal 4, shareholders provided the highest number of votes for an advisory vote on named executive officer compensation to be held annually.  Consistent with its recommendation in the Company’s 2015 proxy statement, the Board of Directors of the Company determined that the Company will hold an annual advisory vote on named executive officer compensation until the next required advisory vote on such frequency.  The annual meeting proposals were described in detail in the Company’s definitive proxy statement filed on April 20, 2015 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1 — Election of Directors

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
Philip R. Hagerman	41,958,207	6,468,952	1,542,339
David Dreyer	47,471,309	955,850	1,542,339

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
49,902,856	55,013	11,629

Proposal 3 — Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
48,396,248	21,499	9,412	1,542,339

Proposal 4 — Advisory Vote on the Frequency of an Advisory Vote on Named Executive Officer Compensation

Once Every Year	Once Every Two Years	Once Every Three Years	Abstain	Broker Non-Votes
47,995,495	12,862	409,342	9,460	1,542,339

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                                         Exhibits

No.	Description
10.1	Form of Stock Option Award Agreement (Performance-Based)
10.2	Diplomat Pharmacy, Inc. Annual Performance Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: June 9, 2015

EXHIBIT INDEX

No.	Description
10.1	Form of Stock Option Award Agreement (Performance-Based)
10.2	Diplomat Pharmacy, Inc. Annual Performance Bonus Plan